November 15, 2001


Securities and Exchange Commission
Washington, DC  20549

Re: The X Change Corporation
File No. 002-41703

Dear Sir or Madam:

We have read Item 4 of the Form 8-K of The X Change Corporation dated November 15, 2001 and agree with the statements relating to Stefanou & Company, LLP contained therein.


/s/     STEFANOU & COMPANY, LLP
STEFANOU & COMPANY, LLP